UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

November 19, 2020

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue

New York, New York, 10003

(212) 780-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	MPLN	New York Stock Exchange

Warrants	MPLN.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” “MultiPlan” and the “Company” refer to MultiPlan Corporation, a Delaware corporation, and its consolidated subsidiaries.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, the board of the directors of the Company (the “Board”) elected Julie D. Klapstein to the Board as a Class II director and appointed Ms. Klapstein to the Audit Committee of the Board, in each case effective on November 19, 2020. Ms. Klapstein was appointed to the Board as an independent director in accordance with the terms of the Investor Rights Agreement, dated as of July 12, 2020, by and among the Company and the other parties thereto. Ms. Klapstein does not have a family relationship with any of our directors or executive officers and does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Klapstein, the size of the Board was increased from nine to ten members.

Ms. Klapstein will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy described in “Executive Compensation−Director Compensation” of the Company’s Prospectus, dated November 16, 2020 and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3), and enter into the Company’s standard form indemnification agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

MultiPlan Corporation

By:	/s/ Jeffrey Doctoroff
Name:	Jeffrey Doctoroff
Title:	General Counsel

Date: November 19, 2020